Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of the Allianz Funds Multi-Strategy Trust of our report dated January 28, 2010 relating to the financial statements and financial highlights which appears in the November 30, 2009 Annual Report to Shareholders of U.S. Ultra Micro Cap Fund, U.S. Micro Cap Fund, U.S. Emerging Growth Fund, U.S. Small to Mid Cap Growth Fund, U.S. Convertible Fund, International Growth Opportunities Fund and U.S. High Yield Bond Fund (seven of the funds comprising Nicholas-Applegate Institutional Funds), which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Los Angeles, CA

April 9, 2010